EXHIBIT 10.13

Those Persons Listed at Schedule One

Liquitek Enterprises, Inc

Agreement Amending Agreement for the

Acquisition of Certain Ordinary Shares and Rights

of Distech Limited by Liquitek Enterprises

KPMG Legal

Solicitors

Auckland & Wellington

Agreement                                             dated                     2001

Parties

1              Those Persons Listed at Schedule One both jointly and severally (“the Stockholders”)

2              Liquitek Enterprises, Inc a Nevada Corporation (“Liquitek”)

Background

A             The parties are all parties to the Principal Agreement.

B                                        The Principal Agreement contains certain rights of recission by the Stockholders in the case of a failure by Liquitek to satisfy certain funding requirements.

C                                        The parties have agreed that such recission rights will be further amended to allow Liquitek an extended opportunity to raise the required funds for the ongoing support of Distech.

D                                       The parties have agreed to enter into this Agreement to amend the necessary provisions of the Principal Agreement to reflect these changes.

Agreement

Interpretation

Definitions:  In this Agreement unless the context otherwise requires:

“Agreement” means this amending agreement including the background provisions and schedule;

“Distech” means Distech Limited;

“Insolvency Event” means, in respect of Liquitek:

if an application or order is made, or a resolution is passed or proposed to be passed for the liquidation of the company or its removal from the register, or the company ceases to carry on business;

if a receiver, manager, statutory manager, trustee, administrator, inspector, or similar official is appointed in respect of the company or any of its assets whether by a court, by the company, by its creditors or otherwise;

if an assignment, arrangement or composition for the benefit of or with creditors is proposed or made, or a moratorium or administration is proposed, ordered or arranged;

if any holder of a Secured Interest in any asset of the company enters into or takes possession of such asset or takes any other step to realise or enforce such Secured Interest; or

if the company is placed into Chapter 7 or an application is made to place the company into Chapter 7 or any other similar circumstance;

“Principal Agreement” means the Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc, dated 30 November 2000 and between Liquitek and the Stockholders; and

“Secured Interest” includes any mortgage, charge, assignment with equity of redemption, encumbrance, lien, pledge, trust, sale and leaseback or buyback arrangement, hire purchase, financial lease, retention of title, and any other arrangement by which a creditor obtains security over an asset or contingent asset of a company, and includes any such interest imposed on or suffered by a company by court order or otherwise by law.

Definitions in the Principal Agreement:  In this Agreement, any term not defined in this Agreement but which is defined in the Principal Agreement will, unless the context otherwise requires, have the meaning given to that term in the Principal Agreement.

Principal Agreement Amended

Amendments:  With effect from the date of this Agreement clause 1.4.2 of the Principal Agreement will be amended as follows:

The Stockholders will have the right to rescind the Principal Agreement by giving written notice to Liquitek at any time up to [31 October 2001] and otherwise in accordance with the procedure set out in clause 1.4.2 if:

Liquitek fails by September 30, 2001 to raise the total sum of US$5,000,000 as required by clause 1.4.2 of the Principal Agreement; or

Before September 30, 2001 Liquitek notifies the Stockholders that it is ceasing its attempts to raise the total sum of US$5,000,000 required by clause 1.4.2 of the Principal Agreement; or

An Insolvency Event occurs prior to or on September 30, 2001.

Should such recission rights be exercised by the Stockholders, then in respect of any amounts advanced by Liquitek to Distech from the date of the LOI through to September 30, 2001:

If no Insolvency Event has occurred prior to September 30, 2001, then Distech will remain liable to repay to Liquitek the amount so advanced being, at the time of this Agreement US$1,500,000, in accordance with the provisions of clause 1.4.2 of the Principal Agreement; and

If an Insolvency Event has occurred prior to September 30, 2001, then Distech will be immediately released from its obligations to repay any such sums advanced by Liquitek to Distech, and Liquitek will have no further rights to claim such sums from Distech, the Stockholders or any other person whatsoever.

Application to Remaining Stockholders:  The parties agree that, in accordance with the provisions of clause 3.2 of the Principal Agreement, the Remaining Stockholders are also provided with the above mentioned recission rights, and that the rights of recission provided to the Remaining Stockholders are hereafter amended for the benefit of such Remaining Stockholders in accordance with clause 2.1 above.

No Other Changes:  Subject to clause 2.1, in all other respect the Principal Agreement will remain unchanged and continue to bind and be enforceable against the Stockholders and Liquitek.

Execution

Signed on behalf of Detroit Investments
Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of Milcon Developments
(NZ) Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of Harvey Nominees
Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of Kauri Stock
Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of Dairy Improvements
Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of de la Cour Investments
Limited by:

Name:[	]
Director

Name:[	]
Director

Signed on behalf of Liquitek Enterprises, Inc
by:

Name:[	]
Director

Schedule 1
The Stockholders

The Stockholders are:

Detroit Investments Limited, a company incorporate at Auckland;

Milcon Developments (NZ) Limited, a company incorporate at Auckland;

Harvey Nominees Limited, a company incorporated at Auckland;

Kauri Stock Limited, a company incorporated at Auckland;

Dairy Improvements Limited, a company incorporated at Auckland; and De la Cour Investments Limited, a company incorporated at Hamilton.